Exhibit 10.4

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of [●], 2020, is entered into by and between Sarissa Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”) and Cantor Fitzgerald & Co., a New York general partnership and representative of the underwriters in the Public Offering (as defined below) (the “Purchaser”). Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement (as defined below).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Units”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Share”), and one-third of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-249171, under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 583,333 warrants (and up to 87,500 additional warrants if the Purchaser exercises its over-allotment option to purchase additional Units as part of the Public Offering in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at a price of $11.50 per Share;

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into that certain Private Placement Warrants Purchase Agreement, dated as of the date hereof, with Sarissa Capital Acquisition Sponsor LLC (the “Sponsor” and such agreement, the “Sponsor Warrants Purchase Agreement”), pursuant to which the Sponsor has agreed to purchase an aggregate of 3,083,333 warrants (or up to 262,500 additional warrants if the Purchaser exercises its over-allotment option to purchase additional Units in full) (the “Sponsor Warrants”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 583,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $874,999.50 (the “Purchase Price”). The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee, on the IPO Closing Date.

(ii) In the event that the over-allotment option is exercised in full or in part, the Purchaser shall purchase from the Company, up to an additional 87,500 Private Placement Warrants (the “Additional Private Placement Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Private Placement Warrants, as payment in full for the Additional Private Placement Warrants being purchased hereunder, on the closing of all or any portion of the over-allotment option, the Purchaser shall pay $1.50 per Additional Private Placement Warrant up to an aggregate amount of $131,250 by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company to the Trust Account.

(iii) The closing of the purchase and sale of the Private Placement Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Private Placement Warrants and the Additional Private Placement Warrants shall take place at the office of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019, or such other place as may be agreed upon by the parties hereto.

C. Terms of the Private Placement Warrants.

(i) The Private Placement Warrants are substantially identical to the warrants to be offered in the Public Offering except that (a) the Private Placement Warrants (including the underlying Shares issuable upon exercise of the Private Placement Warrants) will not, except in limited circumstances, be transferable, assignable or salable until thirty (30) days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the Purchaser or its permitted transferees, and (b) the Private Placement Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a), and they are registered pursuant to the Registration and Shareholder Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clauses (a) and (b) have expired. In addition, for as long as the Private Placement Warrants are held by the Purchaser or its designees or affiliates, they may not be exercised after five years from the effective date of the Registration Statement.

(ii) Each Private Placement Warrant shall have its terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering, substantially in the form attached hereto as Exhibit A (each, a “Warrant Agreement”).

(iii) At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration and shareholder rights agreement substantially in the form attached hereto as Exhibit B (the “Registration and Shareholder Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Dates. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s shares or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering) (the “Memorandum and Articles of Association”), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Private Placement Warrants and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrant Agreement and the Memorandum and Articles of Association, and upon registration in the Company’s register of members, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Additional Representations and Warranties. The representations and warranties of the Company set forth in Section 2 of that certain Underwriting Agreement, dated as of the date hereof, by and between the Company and the Purchaser, as representative of the underwriters named therein (the “Underwriting Agreement”), are hereby incorporated herein.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject, except as would not be material to the Purchaser’s performance of its obligations hereunder.

C. Investment Representations.

(i) The Purchaser is acquiring its Private Placement Warrants and, upon exercise of such Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. While the Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.

(ix) The Purchaser understands that the Shares issuable upon exercise of the Private Placement Warrants, if transferred pursuant to Section 6(A) prior to the end of the lock-up period, shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

(x) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration and Shareholder Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration and Shareholder Rights Agreement.

E. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

F. Underwriting Agreement. The conditions set forth in Section 4 of the Underwriting Agreement shall have been satisfied.

G. Purchase of Sponsor Warrants. The consummation of the applicable purchase of the Sponsor Warrants pursuant to the Sponsor Warrants Purchase Agreement shall occur simultaneously with the consummation of the purchase hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. Purchase of Sponsor Warrants. The consummation of the applicable purchase of the Sponsor Warrants pursuant to the Sponsor Warrants Purchase Agreement shall occur simultaneously with the consummation of the purchase hereunder.

E. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

F. Warrant Agreement and Registration and Shareholder Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration and Shareholder Rights Agreement.

Section 6. Terms of the Private Placement Warrants.

A. Lock-Up Period. The Purchaser agrees that it will not Transfer any Private Placement Warrants (or ordinary shares of the Company issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of a Business Combination; provided, however, that Transfers of such securities are permitted (a) to the Company’s or Purchaser’s officers or directors, any affiliates or family members of any of the Company’s or Purchaser’s officers or directors, any members or partners of the Purchaser or any of their respective affiliates or employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser; (g) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (i) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to its completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement and by the same agreements entered into by the Purchaser with respect to such securities.

B. FINRA Requirements. Notwithstanding subsection A above, the Purchaser further acknowledges and agrees that the Private Placement Warrants and the underlying ordinary shares issuable upon the exercise of the Private Placement Warrants will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e)(1) of the FINRA Manual, be subject to a lock-up for a period of 180 days immediately following the commencement of sales of the Public Offering. The Private Placement Warrants and underlying ordinary shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person during the foregoing 180-day period except as permitted in accordance with FINRA Rule 5110(e)(2)(B). Additionally, the Private Placement Warrants may not be exercised more than five (5) years after the effective date of the Registration Statement and the related registration rights will comply with FINRA Rule 5110(g)(8).

Section 7. Termination. This Agreement may be terminated at any time after March 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 8. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to its affiliates (including, without limitation, one or more of its members). Any transfer or assignment made other than as provided in this Section 8(A) shall be null and void.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail in a “pdf” format data file shall be valid and effective to bind the party so signing with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law; Waiver of Jury Trial. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware federal court; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any Delaware state court. The parties hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the Action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

G. Waiver of Claims Against Trust Account. The Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any claim that may arise now or in the future, provided that nothing herein shall preclude the Purchaser from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement, dated as of [●], 2020, by and between the Purchaser and the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SARISSA CAPITAL ACQUISITION CORP.

By:
Name:	Patrice Bonfiglio
Title:	Chief Financial Officer

PURCHASER:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

[Signature Page to Private Placement Warrants Purchase Agreement]

EXHIBIT A

Warrant Agreement

See attached.

EXHIBIT B

Registration and Shareholder Rights Agreement

See attached.